                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT, entered into as of this _____ day of June, 2001 is among Anchor National Life Insurance Company ("Anchor"), a life insurance company organized under the laws of the State of Arizona, on behalf of itself and VARIABLE SEPARATE ACCOUNT ("Separate Account"), a separate account established by Anchor pursuant to the insurance laws of the State of Arizona, and WM Funds Distributor, Inc. ("Distributor"), a corporation organized under the laws of the State of Washington.

                                   WITNESSETH:

         WHEREAS, Anchor issues to the public certain variable annuity contracts identified on the contract specification sheet attached hereto as Attachment A ("Contracts"); and

         WHEREAS, Anchor, by resolution adopted on June 25, 1981, established the Separate Account on its books of account, for the purpose of issuing variable annuity contracts; and

         WHEREAS, the Separate Account is registered with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940 (File No. 811-3859); and

         WHEREAS, the Contracts to be issued by Anchor and funded through the Separate Account are registered with the Commission under the Securities Act of 1933 (the "Act") (File No. 333-58314 and 33-_____(the "Registration Statements")) for offer and sale to the public, and otherwise are in compliance with all applicable laws; and

         WHEREAS, the Distributor, a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") and a member of the National Association of Securities Dealers, Inc., proposes to act as distributor on an agency basis in the marketing and distribution of the Contracts;

         WHEREAS, Anchor desires to obtain the services of the Distributor as distributor of said Contracts issued by and funded through the Separate Account;

         NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, Anchor, the Separate Account and Distributor hereby agree as follows:

1. The Distributor will serve as distributor on an agency basis for the Contracts which will be issued by Anchor through the Separate Account. Anchor shall make the Contracts available to the Distributor for distribution pursuant to this Agreement. The Distributor represents that it will actively engage in its duties under this Agreement on a continuous basis while the Registration Statements (or any other registration statements filed and declared effective in lieu thereof) for the Contracts are effective. It is understood that Distributor has no present intention of engaging in sales of the Contracts on a retail basis and intends to restrict its distribution activities to wholesaling activities.

2. The Distributor will, either directly or through an affiliate, provide information and marketing assistance to licensed insurance agents and broker-dealers on a continuing basis.

3. Distributor shall be responsible for its compliance, in connection with its duties as distributor of the Contracts under this Agreement, with the requirements of: (a) the 1934 Act; (b) any state securities laws to the extent broker-dealer registration requirements imposed thereby are applicable to it in performing such duties; (c) NASD filing requirements with respect to any advertisements and sales literature for the Contracts, regardless of which person prepared such material; and (d) all applicable state insurance laws and regulations relating to licensed insurance agents. Without limiting the foregoing, Distributor shall be responsible for ensuring that all individuals associated with Distributor who are offering and selling the Contracts on its behalf are licensed as insurance agents under applicable state insurance laws. Anchor shall appoint and maintain the appointment of Distributor as necessary or appropriate for Distributor to engage in the offer and sale of the Contracts during the term of this Agreement, and in that regard shall appoint any individuals associated with Distributor and designated by Distributor as agents acting on its behalf, provided, however, that Anchor reserves the right to refuse to appoint any such person, consistent with its duties and responsibilities under applicable insurance law. Anchor shall be responsible for the payment of all fees and the making of all filings required to effect such appointments during the term of this Agreement. Moreover, the Distributor shall conduct its affairs in accordance with the Conduct Rules (the "Conduct Rules") of the National Association of Securities Dealers, Inc. (the "NASD").

4. The Distributor may enter into dealer agreements with broker-dealers registered under the Securities Exchange Act of 1934 (the "1934 Act") that Anchor has approved in writing (within 10 days of notice from the Distributor of its intent to enter into a dealer agreement) as authorized by applicable law to sell variable annuity contracts issued by Anchor and funded through the Separate Account. Any such contractual arrangement is expressly made subject to this Agreement. Anchor shall take all actions necessary to effect the appointment of such registered sales representatives of such broker-dealers as may from time to time be identified to Anchor by Distributor as insurance agents of Anchor.
5.       Warranties

         (a)   Anchor represents and warrants to Distributor that:

               (i) Registration Statement on Form N-4 (and, if applicable, Form S-3) (the "Registration Statement") for each of the Contracts identified on Attachment A has been filed with the Commission in the form previously delivered to the Distributor. Anchor agrees that it shall forward to the Distributor copies of any and all amendments to the Registration Statement, together with any voting instruction solicitation material and other documents relating to the Separate Account or the Contracts, at the time that they are filed with the Commission;

               (ii) The Registration Statement and any further amendments or supplements thereto will, when they become effective, and the prospectus constituting part of the Registration Statement (the "Prospectus") will, at all times, conform in all material respects to the requirements of the Securities Act of 1933 and the Investment Company
                      Act of 1940, and the rules and regulations of the Commission under such Acts, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to Anchor by the Distributor expressly for use therein;

               (iii) Anchor is validly existing as a stock life insurance company in good standing under the laws of the state of Arizona, with power (corporate or otherwise) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of other jurisdictions in which it owns any property, or conducts any business, so as to require such qualification;

               (iv) The Contracts to be issued through the Separate Account and offered for sale by the Distributor on behalf of Anchor hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto and will comply in all material respects with applicable federal and state law;

               (v) The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Anchor is a party or by which Anchor or any of its properties is bound, Anchor's charter as a stock life insurance company or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Anchor or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Anchor of the transactions contemplated by this Agreement, except such as may be required under the 1934 Act in connection with the distribution of the Contracts by the Distributor; and

               (vi) There are no material legal or governmental proceedings pending to which Anchor or the Separate Account is a party or of which any property of Anchor or the Separate Account is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation incident to the kind of business conducted by Anchor, if determined adversely to Anchor, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Anchor.

         (b)   The Distributor represents and warrants to Anchor that;

               (i) Distributor is validly existing as a corporation in good standing under the laws of the State of ______, with power (corporate or otherwise) to own its properties and conduct its business as a broker-dealer in securities and has been duly qualified for the transaction of such business and is in good standing under the laws of each other jurisdiction in which it owns any property, or conducts any business, so as to require such qualification.

               (ii) It is a broker-dealer duly registered with the Commission pursuant to the 1934 Act and a member in good standing of the NASD and is in compliance with the securities laws in those states in which it conducts business as a broker-dealer;

               (iii) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Distributor is a party or by which the Distributor or any of its properties is bound, the certificate of incorporation or by-laws of the Distributor, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Distributor or its property; and

               (iv) To the extent that any statements or omissions made in the Registration Statement, or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to Anchor by the Distributor expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (v) The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Distributor is a party or by which Distributor or any of its properties is bound, Distributor's charter or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Distributor or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Distributor of the transactions contemplated by this Agreement; and

               (vi) There are no material legal or governmental proceedings pending to which Distributor is a party or of which any property of Distributor is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation incident to the kind of business conducted by Distributor, if determined adversely to Distributor, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Distributor.

6. With respect to the issuance and servicing of the Contracts, and execution of transactions thereunder carried out by Anchor (or a person acting pursuant to its authorization), Anchor shall keep records and books relating thereto in a manner and form prescribed by and in accordance with Rules 17a-3 and 17a-4 under the 1934 Act as are required to be maintained by Distributor as a registered broker-dealer acting as distributor for the Contracts. Anchor acknowledges that it shall maintain such records and books on behalf of Distributor and shall make such records and books of account available for inspection by Commission.

7. Anchor, at its sole cost, shall use best efforts to provide superior service for the owners of the Contracts, including providing SunLine and other policyholder support, administering the Contracts and printing and mailing to existing investors in the Contract semi-annual and annual reports of the investment companies affiliated with Anchor that serve as underlying funding vehicles for the Contracts, customer statements and other communications and the Prospectus. Anchor's administrative responsibilities shall include those set forth on Attachment B hereto. Anchor shall also be responsible for printing and distributing all prospectuses (including the prospectuses for investment companies serving as underlying funding vehicles for the Contracts) to prospective investors in the Contracts. Anchor and the Distributor will establish mutually agreeable customer service standards, including, without limitation, a quarterly review process.

8.       Authorized Marketing Materials

         (a) Subsequent to having been notified by Anchor to commence offers and sales of the Contracts, the Distributor, in connection with its distribution activities hereunder, will utilize no Prospectus purporting to meet the requirements of Section 10(a) of the 1933 Act other than the one so designated by Anchor. As to other types of sales material used in connection with its distribution activities, the Distributor agrees that it will use, and pursuant to Selling Agreements will require selling broker-dealers to use, only sales materials as have been authorized in writing for use by Anchor, and which have been filed by Distributor with the NASD, and approved where necessary or required. For purposes of this Agreement, the phrase "sales material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), Registration Statements, Prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

         (b) The Distributor will not distribute any Prospectus, sales material, or any other printed matter or material in the marketing and distribution of any Contract if, to the knowledge of the Distributor, any of the foregoing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances with which they were made, not misleading.

         (c) Anchor, at its sole cost, shall be responsible for developing (with the assistance of Distributor), printing and distributing all sales materials to be used in connection with the offer and sale of the Contracts. Anchor shall not give any information or make any statements about Distributor or its affiliates in connection with the sale of Contracts except with the express written permission of the Distributor. Anchor agrees that it shall file such sales materials with any insurance regulatory authorities

9. Expenses of providing sales presentations, mailings, advertising and any other marketing efforts conducted in connection with the distribution or sale of the Contracts shall be borne by Anchor; provided however that the cost of maintaining crediting rates on dollar cost averaging accounts for the Contracts shall be allocated as may be separately agreed between Anchor and WM Advisors, Inc.

10. Anchor shall, upon or prior to completion of each Contract transaction for which a written confirmation is legally required, send a written confirmation to the Contract owner for each such transaction, in a form and manner that complies with all applicable law, including the 1934 Act and the Conduct Rules of the NASD.

11. The Distributor, as distributor of the Contracts, shall not be entitled to remuneration hereunder for its services, except that Anchor will pay a fee to the Distributor for launching the Contracts and for ongoing facilitation of distribution of the Contracts. The $1,000,000 fee will be payable in four $250,000 installments as follows: the first $250,000 payable on or about the day that sales begin ("Launch Date"), the second $250,000 payable on or about the six-month anniversary of the Launch Date, the third $250,000 payable on or about the 18-month anniversary of the Launch Date, and the final $250,000 payable on or about the 30-month anniversary of the Launch Date.

12. The Distributor makes no representations or warranties regarding the number of Contracts to be sold or the amount to be paid thereunder.

13. It is understood and agreed that the Distributor may render similar services or act as a distributor or dealer in the distribution of other variable contracts.

14. Anchor will ensure that the Contracts are continuously registered under the Securities Act of 1933 and, should it ever be required, under state Blue Sky Laws and will file for approval under state insurance laws when necessary.

15. Anchor reserves the right at any time to suspend or limit the public offering of the subject Contracts.

16.      Anchor agrees to advise the Distributor immediately of:

         (a) any request by the Commission (i) for amendment of the Registration Statement, or (ii) for additional information which Anchor determines is material to Distributor;

         (b) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

               and

         (c) the happening of any material event, if known, which makes untrue any statement made in the Registration Statement or which requires the making of a change therein in order to make any statement made therein not misleading.

17. Anchor will furnish to the Distributor such information with respect to the Separate Account and the Contracts in such form and signed by such of its officers as the Distributor may reasonably request; and will warrant that the statements therein contained when so signed will be true and correct.

18. Anchor and Distributor shall each consult with the other in connection with any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. In addition, Anchor and Distributor shall each consult with the other in connection with any securities regulatory investigation or proceeding or judicial proceeding, to the extent that such investigation or proceeding is in connection with the Contracts marketed under this Agreement. In the case of a written customer complaint, Anchor and Distributor will each consult with the other in connection with investigating such complaint and any response by a party to this Agreement to such complaint will be sent to the other parties to this Agreement for approval not less than two business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile. Without limiting the foregoing, (i) each party shall notify the other parties of any written customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by such party with respect to any other party, or in connection with any Contract marketed under this Agreement or any activity in connection with any such Contract, within five business days of receipt of such complaint or notice.

19. This Agreement will terminate automatically upon its assignment to any person other than a person which is a wholly owned subsidiary of SunAmerica Inc. Anchor shall not assign its obligations under this Agreement without the written consent of the Distributor (which consent shall not be unreasonably withheld). This Agreement shall terminate, without the payment of any penalty by either party:

         (a) at the option of Anchor, upon 60 days' advance written notice to the Distributor; or

         (b) at the option of the Distributor upon 60 days' written notice to Anchor; or

         (c) at the option of either party upon institution of formal proceedings against the other party by the NASD, the Commission or any state insurance regulator; or

         (d) at the option of either party, if the other party or any representative thereof at any time (i) employs any device, scheme, or artifice to defraud; makes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or engages in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person; or (ii) violates the conditions of this Agreement.

         The parties agree to cooperate and give reasonable assistance to each other in effecting an orderly transition following termination.

20. Each notice required by this Agreement may be given by telephone or telefax and confirmed in writing. Notices shall be delivered as follows:

            if to Anchor or the Separate Account:

                     c/o SunAmerica Inc.
                     1 SunAmerica Center
                     Los Angeles, CA  90067-6022
                     Attention: Jana Waring Greer, Executive Vice President
                     Facsimile: 310/772-6622

            with a copy to:

                     SunAmerica Inc.
                     1 SunAmerica Center
                     Los Angeles, CA  90067-6022
                     Attention: Christine A. Nixon, Co-General Counsel & Vice
                                President
                     Facsimile: 310/772-6574

            if to Distributor;


21.      (a)   Anchor shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor within the meaning of the Act against any losses, claims, damages or liabilities to which the Distributor or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or SAI or any other written sales material prepared by Anchor which is utilized by the Distributor in connection with the sale of Contracts or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of the Registration Statement, Prospectus and SAI), or in the case of such other sales material, necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (2) Anchor's negligence, misconduct, failure to comply with applicable law or other material breach of this Agreement (including any material breach of Anchor's representations and warranties hereunder) and will reimburse the Distributor and each such controlling person for any legal or other expenses reasonably incurred by the Distributor or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that Anchor will not be liable in any such case to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Prospectus or SAI in conformity with information furnished by Distributor to Anchor specifically for use therein; and provided, further, that nothing herein shall be so construed as to protect the Distributor against any liability to Anchor or the Contract
               Owners to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of the reckless disregard by the Distributor of its obligations and duties under this Agreement.

         (b) The Distributor will likewise indemnify and hold harmless Anchor, each of its directors and officers and each person, if any, who controls Anchor within the meaning of the Act to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to Anchor by the Distributor specifically for use therein or for Distributor's negligence, misconduct, failure to comply with applicable law or other material breach of this Agreement (including any material breach of Distributor's representations and warranties hereunder) and will reimburse the Distributor and each such controlling person for any legal or other expenses reasonably incurred by the Distributor or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

         In no event shall any party under this Agreement be liable for lost profits or for exemplary, special, punitive or consequential damages alleged to have been sustained by the other party.

         This Section shall survive termination of this Agreement

22. During the term of this Agreement and for five (5) years following the termination of this Agreement, neither Anchor, its affiliates, directors, officers, employees or agents nor Distributor, its affiliates, directors, officers, employees or agents shall induce or cause, or attempt to induce or cause, directly or indirectly, any Contract owner (a) to lapse, terminate, surrender, exchange, or cancel his or her Contract, (b) to cease or discontinue making premium payments thereunder, or (c) to direct cash value or premium payments thereunder to any other financial product without the prior written consent of Distributor, unless such act is in response to an enactment of federal or state legislation, order or decision of any court or regulatory authority, or a change in circumstances that makes the Contracts or insurance contacts of that type (e.g., annuity contracts or life insurance contracts) an unsuitable investment for existing Contract owners.

23. This Agreement shall be subject to the laws of the State of Washington and construed so as to interpret the Contracts as insurance contracts written within the business operation of Anchor.

24. To the extent not otherwise provided herein, each party hereto (the "Requesting Party") shall have the right, upon reasonable notice to any other party hereto (the "Other Party"), during regular business hours, to audit all the records and practices of the Other Party relating to the business contemplated hereunder in order to determine whether such Other Party is complying with the terms of this Agreement, including the payment of commissions and fees. The Requesting Party shall have the right to copy any of such records at its expense. At its option, such audit may be conducted by the Requesting Party's own personnel or by a qualified independent auditor selected by it. The Requesting Party shall make reasonable efforts to conduct each such audit in a manner that avoids any material disruption of the Other Party's business.

         THIS AGREEMENT, along with any Attachment attached hereto and incorporated herein by reference, may be amended from time to time by the mutual agreement and consent of the undersigned parties; provided that such amendment shall not affect the rights of existing Contract owners, and that such amendment be in writing and duly executed.

         IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed on the date first stated above.


                            ANCHOR NATIONAL LIFE INSURANCE COMPANY



                            By:
                               ---------------------------------------------
                                Jana Waring Greer, Senior Vice President



                            VARIABLE SEPARATE ACCOUNT

                            By: ANCHOR NATIONAL LIFE
                                INSURANCE COMPANY



                            By:
                               ----------------------------------------------
                                Jana Waring Greer, Senior Vice President


                            WM FUNDS DISTRIBUTOR, INC.



                            By:
                               ----------------------------------------------

                                                                    ATTACHMENT A

                          CONTRACT SPECIFICATION SHEET

The following variable annuity contracts are the subject of the Distribution Agreement between Anchor National Life Insurance Company and WM Funds Distributor, Inc. dated June __, 2001, regarding the sale of the following contracts funded in Variable Separate Account:

               1.       WM Diversified Strategies Variable Annuity

                                                                    ATTACHMENT B


                         ADMINISTRATIVE RESPONSIBILITIES

1.       CONTRACT MAINTENANCE

         (a) File and obtain state approvals for the Contracts being issued, and any amendments thereof.

         (b) Notify Distributor of the effective date for each state in which the Contracts become available for issue.

         (c) Customize and support state specific requirements where administratively feasible.

2.       CONTRACT SERVICING

         (a) Issue and maintain master records for Contracts applied for and accepted.

         (b)   Provide maintenance support for all Contract features:

               (i) Purchase Payments (new issues, 1035 Exchanges, EFT, additions);

               (ii) Withdrawals (systematic, partial, full, cancellations, and death claims);

               (iii)  Exchanges among Divisions, change of allocations;

               (iv)   Title Changes (beneficiary, ownership, name, assignments);

               (v)    Dollar-Cost Averaging;

               (vi)   Automatic Rebalancing;

               (vii)  Annuitization.

3.       CUSTOMER CORRESPONDENCE

         (a)   Generate and provide various customer correspondence documents:

               (i)    Contract (with appropriate riders and endorsements);

               (ii)   Confirmations of financial transactions;

               (iii)  Quarterly statements of account activity and balances;

4.       CUSTOMER SERVICE FUNCTIONS

         (a) Provide a telephone staff or other medium to respond to customer inquiries.

         (b) Prepare and update service forms necessary to support the Contract.

         (c)   Respond to written inquiries from Contract owners.

         (d)   Coordinate complaint resolution (formal and informal).

5.       COMPLIANCE

         (a)   Coordinate the printing and mailing of the following documents:

               (i)    Separate Account semiannual and annual reports;

               (ii)   Prospectus.

         (b) Coordinate proxy solicitations as outlined in the Participation Agreement.

         (c)   Prepare updates and regulatory filings as warranted.

         (d) Generate tax reporting for Contract owners as warranted by account activity.

         (e)   Maintain appropriate books and records.

6.       FINANCIAL

         (a)   Calculate unit values on business days of the separate account.

         (b) Place trades with investment companies serving as underlying funding vehicles for the Contracts and settle such trades as defined in the Participation Agreement.

         (c)   Prepare Separate Account semiannual and annual reports.

7.       LICENSING/CONTRACTING AND COMPENSATION

         (a) Establish the initial record and perform ongoing maintenance for representatives appointed to sell the product.

         (b)   Arrange for payment of appointment fees.

8.       REPORTING

         (a) Provide sales or other reports as mutually agreed upon by Anchor and Distributor.

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